Exhibit 10.4

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and entered into as of November 4, 2022 by the undersigned with respect to that certain Registration Rights Agreement, dated November 17, 2021 (the “Registration Rights Agreement”), by and among bleuacacia ltd (the “Company”), bleuacacia sponsor LLC and the parties listed under Holder on the signature page thereto. Capitalized terms used herein without definition are used as defined in the Registration Rights Agreement.

By executing this Joinder Agreement, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to the Registration Rights Agreement and shall be bound by, and entitled to the rights provided under, the terms and provisions of the Registration Rights Agreement as a Holder (as applicable and as defined therein).

Notwithstanding the place where this Joinder Agreement may be executed by any of the parties hereto, the parties expressly agree that this Joinder Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written above.

By:	/s/ Kat Peeler
Name: Kat Peeler

Acknowledged and Agreed: bleuacacia ltd

By:	/s/ Thomas Northover
Name: Thomas Northover
Title: Executive Director

[Signature Page to Joinder to Registration Rights Agreement]